ARTICLES OF INCORPORATION
                                       OF
                               TECHNIVISION, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That we the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada and we do hereby certify:

                                       I.

     The name of this corporation is TECHNIVISION, INC.

                                      II.

     The resident agent of said corporation shall be Pacific Corporate Services, Inc., 7631 Bermuda Road, Las Vegas, NV 89123 and such other offices as may be determined by the By-Laws in and outside of the State of Nevada.

                                      III.

     The objects to be transacted, business and pursuit and nature of the business, promoted or carried on by this corporation are and shall continue to be engaged in any lawful activity except banking or insurance.

                                      IV.

     The members of the governing board shall be styled Directors and the first Board of Directors shall consist of one (1). The number of stockholders of said corporation shall consist of one (1). The number of directors and shareholders of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws of this Corporation in that regard, and without the necessity of amending these Articles of Incorporation. The name and address of the first Board of Directors and of the incorporator signing these Articles is as follows:

         Martin Newman       3030 Bridgeway, #117
                             Sausalito, CA 94965

                                       V.

     The Corporation is to have perpetual existence.

                                      VI.

     The total authorized capitalization of this Corporation shall be and is the sum of 25,000,000 shares common stock at $.001 par value, said shares to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate in exchange for cash, property, or services, the stock of other corporations or other values, rights or things, and the judgment of the Board of Directors as to the value thereof shall be conclusive.

                                      VII.

     The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

IN WITNESS WHEREOF, we have set our hands this 31st day of May, 1996.


                                             /s/
                                             -----------------------------------
                                             Martin Newman


STATE OF CALIFORNIA)
                   ) SS
COUNTY OF MARIN    )

     On this 31st day of May 1996, before me a notary public in and for said County and State, personally appeared Martin Newman, known to me to be the person whose name is subscribed to the foregoing instrument, and he duly acknowledged to me that he executed the same for the purpose therein mentioned.

     IN WITNESS WHEREOF, I have set my hand and offered by official seal in said County and State the day and year in this Certificate first above written.


                                             /s/ Susan Dupuis
                                             -----------------------------------
                                             Notary Public

FILED:  STATE OF NEVADA
        JUNE 19, 1996


                           ARTICLES AND PLAN OF MERGER
                                       OF
                   Prime Collateral, Inc., a Utah corporation
          pursuant to the General Corporation Laws of the state of Utah
                                      INTO
     TECHNIVISION, INC., A Nevada corporation, as the Surviving Corporation pursuant to Section 450 et seq. Nevada Revised Statutes

     PLAN OF MERGER, dated this 3rd day of June, 1996, by and between Prime Collateral, Inc., a Utah corporation ("Prime"), and all of the Directors thereof, and TECHNIVISION, Inc., a Nevada corporation, ("TECHNIVISION"), and all of the Directors thereof, the two corporations being hereinafter sometimes called the Constituent Corporations.

     WHEREAS, the Board of Directors of each of the Constituent Corporations deem it advisable for the welfare of the Constituent Corporations that these corporations merge under the terms and conditions hereinafter set forth, such merger to be effected pursuant to the statutes of the State of Utah and the statutes of the State of Nevada, and they have duly approved and authorized the terms of the Plan of Merger.

     WHEREAS, Prime is a corporation duly organized under the laws of the State of Utah, having been incorporated on July 21, 1981 with authorized capital stock consisting of One Hundred Million (100,000,000) shares, all of which are of one class with a par value of $0.001 per share, of which 782,016 shares are issued and outstanding; and,

     WHEREAS, TECHNIVISION is a corporation duly organized under the laws of the State of Nevada, having been incorporated on June 3, 1996, with authorized capital consisting of 25,000,000 shares of $.001 par value of which 500,000 shares are issued and outstanding; and,

     WHEREAS, the laws of the State of Utah and Nevada permit such a merger, and the Constituent Corporations desire to merge under and pursuant to the provisions of the laws of their respective states;

     WHEREAS,  the Plan of Merger is  contained  within the  Articles of Merger;
and,

     WHEREAS, there are no amendments to the Surviving Corporation's Articles of Incorporation, therefore, no Stockholder approval is required.

     WHEREAS, the addresses of the respective corporations are as follows:

              Prime Collateral, Inc.       Technivision, Inc.
              3030 Bridgeway, #117         29425 C.R., #561
              Sausalito, CA 94965          Tavares, FLA 32778

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, it is agreed that Prime of Utah and TECHNIVISION of Nevada shall be merged, and that TECHNIVISION shall be the Surviving Corporation, and the terms and conditions of such merger and the mode of carrying it into effect are and shall be as follows:

     1. NAME OF SURVIVING CORPORATION: The name of the corporation, which is sometimes hereinafter referred to as the Surviving Corporation, shall, and, from and after the effective date of the merger, be TECHNIVISION, INC. The separate existence of Prime, a Utah corporation, shall case at the effective time of the merger, except insofar as it may be continued by law or in order to carry out the purposes of this Agreement of Merger, and except as continued in the Surviving Corporation.

     2. ARTICLES OF INCORPORATION OF SURVIVING CORPORATION: The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of TECHNIVISION, Inc., a Nevada corporation, a copy of which is annexed as Exhibit 1, hereto.

     3. BYLAWS OF THE SURVIVING CORPORATION: The Bylaws of TECHNIVISION, Inc., a Nevada corporation, at the effective time of the merger, shall be the Bylaws of the Surviving Corporation, until altered or replaced as provided herein.

     4. BOARD OF DIRECTORS AND OFFICERS: The members of the Board of Directors and the officers of the Surviving Corporation immediately after the effective time of the merger shall be those persons who were the members of the Board of Directors and the officers, respectively, for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

     5. AUTHORITY TO CONDUCT BUSINESS: TECHNIVISION of Nevada represents that the corporation has not filed an application for authority to do business in the State of Utah. The Surviving Corporation will conduct no such business in Utah without first filing and having such application approved.

     6. CONVERSION OF SHARES: The manner of converting the shares of the Constituent Corporation into the shares of the Surviving Corporation shall be set forth in this paragraph, as follows: Immediately upon the effective date of the merger, each share of stock of Prime of Utah outstanding in the hands of the existing shareholders, being all of the shares of Prime outstanding, without any action on the part of the holders thereof, shall automatically become and be converted into common stock of the Surviving Corporation at the rate of one (1) shares of the Surviving Corporation for each one (1) share of the common stock of Prime of Utah and each outstanding certificate representing shares of the common stock of Prime of Utah shall thereupon be deemed, for all corporate purposes (other than the payment of dividends) to evidence the ownership of the number of fully paid, non-assessable shares of common stock of the Surviving Corporation into which such shares of common stock of Prime of Utah shall have been converted.

     7. RIGHTS OF SHAREHOLDERS: After the effective time of the merger, each holder of a certificate which theretofore represented shares of common stock of Prime of Utah shall case to have any rights as a shareholder of Prime, except such as are expressly reserved to such stockholder by statute. After the effective time of the merger, any holder of a certificate or certificates which theretofore represented shares of the common stock of Prime may, but shall not be required to, surrender the same to the Transfer Agent of the Surviving Corporation, Pacific Stock Transfer, Las Vegas, Nevada, and shall thereupon be entitled to receive in exchange therefore, a certificate or certificates representing the number of shares of common stock of the Surviving Corporation into which the shares of common stock of Prime theretofore represented by each certificate or certificates, shall have been converted.

     8. EFFECTIVE DATE OF MERGER:

          (a) For all purposes of the laws of the State of Utah, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of Prime, except insofar as it may be continued by statute, shall case as soon as this Agreement shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of Utah, and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate and this Certificate and Agreement of Merger shall have been filed in the office of the Department of State of the State of Utah.

          (b) For all purposes of the laws of the State of Nevada, this Agreement of Merger and the merger herein provided for shall become effective and the separate existence of Prime, except insofar as it may be continued by statute, shall cease as soon as this Agreement shall have been adopted, approved, signed and acknowledged in accordance with the laws of the State of Nevada and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate of Merger shall have been filed with the Secretary of State of the State of Nevada.

          (c) The corporate identity, existence, purposes, powers, objects, franchises, rights and immunities of TECHNIVISION shall continue unaffected and unimpaired by the merger hereby provided for, and the corporate identities, existences, purposes, powers, objects, franchises, rights and immunities of Prime shall be continued in and merged into TECHNIVISION and TECHNIVISION shall be fully vested therewith.

          (d) The date upon which this Agreement is filed in the offices mentioned above and upon which the Constituent Corporation shall so become a single corporation is the effective date of the merger.

     9. AUTHORIZATION. The parties hereto acknowledge and respectively represent that this Merger Agreement is authorized by the laws of the respective jurisdictions of the Constituent Corporations and that the matter was approved at a special shareholders meeting of the respective corporation, at which the shareholders voted, as follows:

                            Shares
     Name of Corporation    Outstanding      Voted for     Voted Against
     -------------------    -----------      ---------     -------------

     Prime Collateral, Inc. 782,016          608,000       None

     TECHNIVISION, Inc.     500,000          500,000       None

     10. FURTHER ASSURANCE OF TITLE: As and when requested by the Surviving Corporation, or by its successors or assigns, Prime will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation, title to and possession of any property of any of the Constituent Corporations acquired by the Surviving Corporation by reason, or as a result, of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the officers and directors of Prime and the officers and directors of the Surviving Corporation are fully authorized in the name of the respective Constituent Corporations or otherwise, to take any and all such action.

     11. SERVICE OF PROCESS OF SURVIVING CORPORATION: The Surviving Corporation agrees that it may be served with process in the State of Utah in any proceeding for enforcement of any obligation of Prime, as well as for the enforcement of any obligation of the Surviving Corporation arising from the merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the General Corporation Law of the State of Utah, and hereby irrevocably appoints the Secretary of State of the State of Utah, as its agent to accept service or process in any suit or other proceedings. Copies of such process shall be mailed to TECHNIVISION, at:

                        c/o   TECHNIVISION, Inc.
                              3030 Bridgeway, Suite 117
                               Sausalito, CA 94965

     12. SHAREHOLDERS RIGHT TO PAYMENT: The Surviving Corporation agrees that subject to the provisions of the Corporate laws of the State of Utah, it will pay to the shareholders of Prime, the amounts, if any, to which such shareholders may be entitled under the provisions of the above statutes or the laws of Utah, as the case may be.

     13. ABANDONMENT: This Plan of Merger may be abandoned (a) by either Constituent Corporation, acting by its Board of Directors, at any time prior to its adoption by the shareholders of both of the Constituent Corporations, as provided by law, or (b) by the mutual consent of the Constituent Corporations, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the effective time of the merger. In the event of the abandonment of this Agreement of Merger pursuant to (a) above, notice thereof shall be given by the Board of Directors of the Constituent Corporation and thereupon, or abandonment pursuant to (b) above, this Agreement of Merger shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either the Constituent Corporations or of its Board of Directors or shareholders.

     IN WITNESS WHEREOF, each of the Constituent Corporations, pursuant to authority granted by its Board of Directors, has caused this Agreement of Merger to be executed by a majority of its Board of Directors and by its President and its Secretary.

     The respective Directors and Officers of the Constituent Corporations do hereby certify that the above merger Agreement was adopted as set forth in the above Agreement and that said resolutions have not been revoked or rescinded.

                                    Prime Collateral, Inc.


                                    /s/   Martin Newman
                                    ---------------------------------
                                          Its President



                                    /s/   Jane Kelly
                                    ---------------------------------
                                          Its Secretary



                            ACKNOWLEDGEMENT BY NOTARY

STATE OF CALIFORNIA     )
                        )  SS.
COUNTY OF MARIN         )

      On June 3, 1996, personally appeared before me, Martin Newman, President, and Jane Kelly, Secretary, of Prime Collateral, Inc. who acknowledge to me that they were the signers of the foregoing Certificate and Agreement of Merger.


                                    /s/   Susan Dupuis
                                    ---------------------------------
                                          Notary Public

                                    TECHNIVISION, INC.


                                    /s/   Martin Newman
                                    ---------------------------------
                                          Its President



                                    /s/   Jane Kelly
                                    ---------------------------------
                                          Its Secretary





                            ACKNOWLEDGEMENT BY NOTARY

STATE OF CALIFORNIA     )
                        )  SS.
COUNTY OF MARIN         )

     On June 3, 1996, personally appeared before me, Martin Newman, President, and Jane Kelly, Secretary, of TECHNIVISION, Inc. who acknowledged to me that they were the signers of the foregoing Certificate and Agreement of Merger.


                                    /s/   Susan Dupuis
                                    ---------------------------------
                                          Notary Public

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT


State of California     )
County of Marin         )

On  _______________________________,  before me, SUSAN DUPUIS,  Notary Public, personally appeared
                   -------------------------------------------------------------
personally known to me OR _____ proven to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal


                                               /s/
                                               --------------------------------
                                               SUSAN DUPOIS, NOTARY PUBLIC


--------------------------------------------------------------------------------

                                OPTIONAL SECTION


Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.


          INDIVIDUAL                                      ATTORNEY-IN-FACT
---------                                       ---------
   X
---------                                       ---------
          CORPORATE OFFICER(S)                  --------- TRUSTEE(S)
          /S/ authorized signatory              --------- GUARDIAN/CONSERVATOR
          ------------------------------
          TITLE(S)                              OTHER:
                                                       ---------------------
                                                       ---------------------
---------              ---------
          PARTNER(S)             LIMITED
                       ---------
                                 GENERAL

SIGNER IS REPRESENTING:
NAME OF PERSON(S) OR ENTITY(IES)

--------------------------------------------------------------------------------

THIS CERTIFICATE MUST BE           TITLE OF TYPE OF DOCUMENT  Articles & Plan of
                                                              ------------------
ATTACHED TO THE DOCUMENT                                      Merger
                                                              ------
DESCRIBED AT RIGHT
                                   NUMBER OF PAGES  4
                                                       -
                                   DATE OF DOCUMENT
--------------------------                          --------------------------

Though the data requested here is  SIGNER(S) OTHER THAN NAMED ABOVE
not required by law, it could                                       ------------
prevent fraudulent reattachment
of this form.
                                   ---------------------------------------------

Filed:   State of Nevada
         November 8, 1996


                                    AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               TECHNIVISION, INC.

     I, Gary Luttrell, Assistant Secretary hereby state:

     FIRST: Pursuant to the provisions of Sec. 78.385 and 78.390 of the Nevada Business Corporation Act, the undersigned hereby adopt the following amendment to its Articles as follows:

                   ARTICLE I: The name of the corporation is:

                               TECHNIVISION, INC.

                 NEW ARTICLE I: The name of the corporation is:

                             CHANCELLOR CORPORATION

     SECOND: The foregoing amendment to the Articles of Incorporation of the corporation were authorized and approved by a majority of the Shareholders on Oct. 15, 1996 holding over 80% of the Common Share Votes pursuant to Section
78.230 of the Nevada Business Corporation Act, a majority of the shareholders have consented to said amendment.

     THIRD: The number of Directors of the Corporation is three (3):

         President:  Marilyn Bess, Director
         Secretary/Treasurer: Cesar Yumall, Director
         Assistant Secretary: Gary Luttrell, Director

                                       /s/
----------------------------------     ----------------------------------
                                       Marilyn Bess, President


                                       /s/
                                       ----------------------------------
                                       Gary Luttrell, Assist. Secretary


STATE OF CALIFORNIA  )
                     )ss.
COUNTY OF MARIN      )

     On this 28th day of October, 1996, before me, a notary public in and for said County and State, personally appeared Marilyn Bess and Gary Luttrell, known to me to be the person whose name is subscribed to the foregoing instrument, and he duly acknowledged to me that he executed the same for the purpose therein mentioned.

     IN WITNESS WHEREOF, I have set my hand and offered by official seal in said County and State the day and year in this Certificate first above written.

                                       /s/ Susan Dupuis
                                       ----------------------------------
                                       NOTARY'S SIGNATURE

Filed:  State of Nevada
        November 4, 1997


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                             CHANCELLOR CORPORATION

     We, Martin Newman, President and Jane Kelly, Secretary, hereby declare:

     FIRST: Pursuant to the provisions of Section 78.403 of the Nevada Business Corporation Act, the undersigned corporation adopts the following restated Articles of Incorporation:

     ARTICLE I: The name of the corporation is:

                  Chancellor Corporation

     ARTICLE II: The principal place of business of the corporation within the State of Nevada shall be:

                  Pacific Corporate Services, Inc.
                  7631 Bermuda Road
                  Las Vegas, Nevada 89123

     ARTICLE III: The objects to be transacted, business and pursuit and nature of the business promoted or carried on by this corporation are and shall continue to be engaged in any lawful activity except banking or insurance.

     ARTICLE IV: Article IV, which currently authorizes one director and one shareholder only is amended to provide for additional directors.

     ORIGINAL ARTICLE IV FILED ON JUNE 3, 1996: The members of the governing board shall be styled Director and the first Board of Directors shall consist of one (1). The number of stockholders of said corporation shall consist of one
(1). The number of directors and shareholders of this corporation may, from time to time, be increased or decreased by an amendment to the By-laws of this Corporation in that regard, and without the necessity of amending these Articles of Incorporation. The name and address of the first Board of Directors and of the incorporator signing these Articles is as follows:

         Martin Newman           3030 Bridgeway, #117
                                 Sausalito CA 94965

     AMENDED ARTICLE IV FILED ON NOVEMBER 8, 1996: The number of Directors of the Corporation is three (3)

         President:              Marilyn Bess, Director
         Secretary/Treasurer:    Cesar Yumall, Director
         Assistant Secretary:    Gary Luttrell, Director

     AMENDED ARTICLE IV: The governing body of the corporation shall be known as directors, and the number, names and post office addresses of the Board of Directors, which shall consist of three (3) are:

         Martin Newman         3030 Bridgeway, #100
                               Sausalito, CA 94965

         Ronald Sparks         3030 Bridgeway, #100
                               Sausalito, CA 94965

         Jane Kelly            3030 Bridgeway, #100
                               Sausalito, CA 94965

     ARTICLE V: The Corporation is to have perpetual existence.

     ARTICLE VI: Article VI, which currently provides for authorized common stock only is amended to provide authorization for common stock and preferred stock.

     ORIGINAL ARTICLE VI: The total authorized capitalization of this Corporation shall be and is the sum of 25,000,000 shares common stock at $.001 par value, said shares to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate in exchange for cash, property, services, the stock of other corporations or other values, rights or things, and the judgment of the Board of Directors as to the value thereof shall be conclusive.

     AMENDED ARTICLE VI: This corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock", and referred to herein as Common Stock or Common Shares and Preferred Stock or Preferred Shares, respectively. The number of shares of Common Stock is ONE HUNDRED MILLION (100,000,000) shares with a par value of one mil ($.001) per share and the number of Preferred Stock is TEN MILLION (10,000,000) shares with a par value of one mil ($.001) per share.

     ARTICLE VII: A new Article VII is inserted to read:

     NEW ARTICLE VII: The Preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Shares and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Shares, and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series than outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     ARTICLE VIII: Former Article VII is now Article VIII and reads, as follows:

     NEW ARTICLE VIII: The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

     ARTICLE IX: A new Article IX is inserted to read:

     ARTICLE IX: In accordance with Section 78.037 of the Nevada Business Corporation Code, the directors and officers of this corporation shall not be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, so long as the acts or omissions did not involve international misconduct, fraud or a knowing violation of law or as a result of the payment of dividends in violation of NRS 78.300.

     SECOND: The foregoing Restated Articles of Incorporation of the corporation and any amendments were authorized and approved by a majority of the Board of Directors at a special meeting held on October 28, 1997, where, pursuant to
Section 78.320 of the Corporation Laws of the State of Nevada, a majority of the shareholders, constituting 3,764,197 out of the 4,364,197 issued and outstanding, have consented to the amendment.

October 28, 1997.


                                   /s/
                                   ---------------------------------------------
                                                   Martin Newman
                                                     President


                                   /s/
                                   ---------------------------------------------
                                                    Jane Kelly
                                                    Secretary
State of California  )
                     ) ss.
County of Marin      )


     On October 28, 1997, personally appeared before me, Martin Newman, President and Jane Kelly, Secretary of Chancellor Corporation, who acknowledged to me that they were the signers of the foregoing Restated Articles of Incorporation.


     SEAL

                                   /s/ Susan Dupuis
                                   ---------------------------------------------
                                                Notary Public

              FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE
          STATE OF NEVADA
          NOV. 04, 1997
          No. C12177-96

                       THIS FORM SHOULD ACCOMPANY AMENDED
               ARTICLES OF INCORPORATION FOR A NEVADA CORPORATION

Name of Corporation:     CHANCELLOR CORPORATION.................................

Date of adoption of Amended and Restated Articles: ..10/28/97...................

3. If the articles were amended, please indicate what changes have been made:

    (a) Was there a name change? Yes __ No X . If yes, what is the new name?
        ........................................................................

    (b) Did you change the resident agent? Yes __ No X . If yes, please indicate the new resident agent and address
        ........................................................................
        Please attach the resident agent acceptance certificate.

    (c) Did you change the purposes? Yes __ No X . Did you add --- Banking? __, Gaming? __, Insurance? __. None of these? __

    (d) Did you change the capital stock? Yes X No __. If yes, -- ---- what is the new capital stock? 100,000,000 common shares, $.001 par value;...10,000,000.. preferred shares....$0.001..par..value.........

    (e) Did you change the directors? Yes X No___. If yes, ---- indicate the change: Martin Newman,...Ronald..Sparks...and...Jane Kelly replaced three previously named......................................

    (f) Did you add the directors liability provision? Yes X No__ --

    (g) Did you change the period of existence? Yes __ No X . If --- yes, what is the new existence?.............................................

    (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?...............................................................
        ........................................................................
        ........................................................................

                                     /s/.......................................
                                     Name and Title of Officer
                                     Jane Kelly, Secretary

                                     Date     10/28/97
State of...California.........)
                              )
County of...Marin.............)

On...October..28,..1997....personally appeared before me, a Notary
Public...Jane..Kelley......., who acknowledged that he/she executed the above document.

(notary stamp or seal)               /s/  Susan Dupuis.....................
                                     Notary Public

Filed:  IN THE OFFICE OF THE
        SECRETARY OF STATE OF THE
        STATE OF NEVADA
        November 17, 1998
        No. C-12177-96

                                    AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             CHANCELLOR CORPORATION

     I, Jane Kelly, Secretary hereby state:

     FIRST: Pursuant to the provisions of Sec. 78.385 and 78.390 of the Nevada Business Corporation Act, the undersigned hereby adopt the following amendment to its Articles as follows:

                   ARTICLE I: The name of the corporation is:

                             CHANCELLOR CORPORATION

                 NEW ARTICLE I: The name of the corporation is:

                            TOPAZ GROUP INCORPORATED

     SECOND: The foregoing amendment to the Articles of Incorporation of the corporation were authorized and approved by a majority of the shareholders on Nov. 6, 1998 holding over 80% of the Common Share Votes pursuant to Section
78.230 of the Nevada Business Corporation Act, a majority of the shareholders have consented to said amendment.

     THIRD: The number of Directors of the Corporation is three (3):

     President: Martin Newman, Director
     Secretary/Treasurer: Jane Kelly, Director
     Assistant Secretary: Gary Luttrell, Director

                                                 /s/
                                                 --------------------------
                                                 Martin Newman, President

                                                 /s/
                                                 --------------------------
                                                 Jane Kelly, Secretary

STATE OF CALIFORNIA     )
                        )ss.
COUNTY OF MARIN         )

     On this 13th day of November, 1998, before me, a notary public in and for said County and State, personally appeared Jane Kelly and Martin Newman, known to me to be the person whose name is subscribed to the foregoing instrument, and they duly acknowledged to me that they executed the same for the purpose therein mentioned.

     IN WITNESS WHEREOF, I have set my hand and offered by official seal in said County and State the day and year in this Certificate first above written.

                                                 /s/ Susan Dupuis
                                                 --------------------------
                                                 NOTARY'S SIGNATURE